EXHIBIT 99.2

LIMITED POWER OF ATTORNEY

Know all by these present, that I, David J. Snyderman, hereby make, constitute and appoint each of  Michael Turro, Karl Wachter and Hayley Stein, or any of them acting individually, and with full power of substitution, as my true and lawful attorney-in-fact for the purpose of executing in my name, (a) in my personal capacity or (b) in my capacity as Manager or in other capacities of Supernova Management LLC, a Delaware limited liability company, and each of its affiliates or entities advised or controlled by me or Supernova Management LLC, all documents, certificates, instruments, statements, filings and agreements (“documents”) to be filed with or delivered to the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities and Exchange Act of 1934, as amended (the “Act”), and the rules and regulations promulgated thereunder, including, without limitation, all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to Section 13(d) or Section 16(a) of the Act, including, without limitation: (a) any acquisition statements on Schedule 13D or Schedule 13G and any amendments thereto, (b) any joint filing agreements pursuant to Rule 13d-1(k) under the Act, and (c) any initial statements of, or statements of changes in, beneficial ownership of securities on Form 3, Form 4 or Form 5.

All past acts of the attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney shall remain in full force and effect until the earlier of it being (a) revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined herein as of a later date.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this __22__ day of December, 2022.

/s/ David J. Snyderman
David J. Snyderman